FARMOUT AGREEMENT

for

BUENAVISTA BLOCK

by and between

PETROSOUTH ENERGY CORPORATION SUCURSAL COLOMBIA

and

DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA

FARMOUT AGREEMENT

THIS AGREEMENT is entered into on the [DAY] day of [MONTH] 2008 by and between PETROSOUTH ENERGY CORPORATION SUCURSAL COLOMBIA, a branch of the foreign corporation PetroSouth Energy Corporation, established by public deed 657 dated March 5, 2007, from Notary 35 of Bogotá, legally represented by its authorized officer, Mr. FELIPE PIMIENTA BARRIOS, Colombian citizen, domiciled in Bogotá, DC, identified with the citizen identification card number 79.785.924, according to the Certificate of Legal Existence and Representation issued by the Chamber of Commerce of Bogotá, attached hereto as Exhibit A (hereinafter referred to as “Farmor”); and DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA, a Colombian Branch Office of DELAVACO ENERGY COLOMBIA INC., established by public deed 3.713 dated June 3 of 2.008, from Notary 6 of Bogotá, legally represented by its authorized officer, Mr. ANDREW DEFRANCESCO, Canadian citizen, domiciled in Ontario, identified with Canadian Passport number WJ709416, according to the Certificate of Legal Existence and Representation issued by the Chamber of Commerce of Bogotá, attached hereto as Exhibit B (hereinafter referred to as “Farmee”). The companies named above, and their respective successors and assignees (if any), may sometimes individually be referred to as “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, on November 8, 2004 the Colombian Agencia Nacional de Hidrocarburos (hereinafter referred to as “ANH”) and UNI? TEMPORAL OMEGA ENERGY, (hereinafter referred to as “UTOE”) entered into an Exploration and Production Agreement for the exploration, development and production of hydrocarbons in the Contract Area (hereinafter referred to as the “Buenavista Contract”);

WHEREAS, at the time of execution of the Buenavista Contract, UTOE was formed by TECNICONTROL S.A. (hereinafter referred to as “TECNICONTROL”) and PETROLEUM EQUIPMENT INTERNATIONAL LTDA. (hereinafter referred to as “PEI”), each with fifty percent (50%) Participating Interest.

WHEREAS, on June 22, 2005 the ANH by Resolution 216 of September 13, 2005, authorized the assignment to Bohemia Investment S.A. Sucursal Colombia of twenty five percent (25%) of PEI’s Participating Interest.

WHEREAS, on June 30, 2006, Bohemia Investment S.A. Sucursal Colombia reassigned its 25 % Participating Interest back to PEI. This assignment has not yet been approved by the ANH.

WHEREAS, on July 28, 2006, PEI assigned twelve point five percent (12.5%) Participating Interest to Quality Services and Investors, S.A. (hereinafter referred to as “QSI”). This assignment has not yet been approved by the ANH.

WHEREAS, TECNICONTROL assigned its entire Participating Interest (50%) in the Buenavista Contract to TC Oil & Services S.A. (hereinafter referred to as “TC Oil”).

WHEREAS, on September 7, 2006, TECNICONTROL applied to the ANH for approval of its assignment to TC Oil of its fifty percent (50%) Participating Interest.

WHEREAS, on August 10, 2007, XANDORO LIMITED (hereinafter referred to as “XANDORO”) entered into a Memorandum of Understanding according to which XANDORO acquired one and one quarter percent (1.25%) of the total Participating interests in the Buenavista Contract.. The assignment has not been completed to date.

WHEREAS, on August 16, 2007 INFINITY OIL LIMITED (hereinafter referred to as “INFINITY”) entered into an arrangement with UTOE to acquire, by way of undertaking work commitments, a fifty percent (50%) Participating Interest. Said fifty percent (50%) is made up from the following Participating Interests transferred to INFINITY:

Party	Interest
TC OIL & SERVICES S.A.	25%
QUALITY SERVICES AND INVESTORS S.A.	8%
PETROLEUM EQUIPMENT INTERNATIONAL LTDA.	17%
Total	50%

WHEREAS, on August 30, 2007, PEI and Farmor entered into an Assignment Agreement whereby Farmor acquired a sixteen percent (16%) Participating Interest;

WHEREAS, Farmor is willing to assign and transfer a certain undivided interest in its rights and obligations under the J-V Agreement, related to the Buenavista Contract, and related to the Buenavista Contract Area; and the JOA to Farmee in accordance with the terms set forth herein and Farmee wishes to acquire such interest;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set out below and to be performed, the Farmor and Farmee agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following capitalized words and terms shall have the meanings ascribed to them below. Any capitalized term used in this Agreement and not specifically defined in this Agreement shall have the same meaning as in the Buenavista Contract or the JOA.

1.1	Agreement means this Farmout Agreement together with the Exhibits attached hereto, and any extension, renewal or amendment hereof agreed to in writing by the Parties.

1.2	ANH means the Agencia Nacional de Hidrocarburos.

1.3	Approval means formal approval or endorsement by ANH of the assignment of the Participating Interest as contemplated hereunder.

1.4	Approval Date means the date upon which ANH grants the Approval.

1.5	Assignment means the document attached hereto as Exhibit E, by which Farmor assigns, transfers and conveys its 16% Participating Interest in Buenavista block to Farmee.

1.6	Balance has the meaning specified at Section 4.1(b).

1.7

Buenavista Contract or Contract means the Hydrocarbon Exploration and Production, entered into by ANH and UTOE on November 8, 2004, attached as Exhibit C and any extension, renewal or amendment thereto.

1.8	Business Day means a day on which the banks are customarily open for business in Bogotá, Colombia.

1.9	Closing Date means the date that Farmee pays the Balance to Farmor pursuant to Section 4.1(b).

1.10	Conditions Precedent means all of the conditions enumerated in Article 3.

1.11	Consideration has the meaning given in Article 4.

1.12	Contract Area means the area or block more particularly described in the Buenavista Contract.

1.13

Documents means (i) the Buenavista Contract, (ii) the JOA, (iii) any Farmout Agreement, Participation Agreement or other commercial agreement related to the Buenavista Contract or the rights and obligations to be acquired by Farmee hereunder, (iv) the J-V Agreement as amended, and (v) any documents referred to in Exhibit G hereto, which documents are necessary to complete Farmee’s remaining due diligence in respect of the transactions and matters contemplated hereunder (the “Outstanding Due Diligence Documents”).

1.14	Effective Date means the date of execution of this Agreement by Farmor and Farmee.

1.15	Government means the government of the Republic of Colombia and any political subdivision, agency or instrumentality thereof, including the ANH.

1.16	Interim Period means the period commencing from the Effective Date until (i) the Closing Date, or (ii) the termination of this Agreement as provided hereunder.

1.17	J-V Agreement means the temporary union agreement entered into by PEI and Tecnicontrol on October 8, 2004 as amended, attached hereto as Exhibit H.

1.18	JOA means the joint operating agreement referred to at Section 2.2.

1.19	Laws/Regulations means those laws, statutes, rules and regulations governing activities under the Buenavista Contract.

1.20

Lien means any mortgage, charge, pledge, hypothec, security interest, assignment, lien (statutory or otherwise), easement, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

1.21

Liquidity Event means the date upon which the common shares in the capital of Delavaco Energy Inc. are (i) first listed for trading on a recognized stock exchange or are otherwise quoted or traded on an alternative trading system, or (ii) have, pursuant to a share purchase, amalgamation, arrangement, merger, business combination or similar transaction, been transferred, exchanged, replaced or otherwise substituted for shares or other securities that are listed for trading on a recognized stock exchange or are otherwise quoted or traded on an alternative trading system.

1.22

Operator means the entity registered before the ANH and designated to conduct operations in the Buenavista Contract Area pursuant to the Buenavista Contract, which entity is, as of the Effective Date, Tecnicontrol S.A.

1.23

Participating Interest means as to any Party to the Buenavista Contract and any Party to the UTOE, the undivided legal and beneficial interest of such party expressed as a percentage of the total interest of all parties in the rights and obligations derived from the Buenavista Contract.

1.24

Permitted Lien means (i) the Government’s economic and other rights as described in the Buenavista Contract, and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any underlying right in the Buenavista Contract.

1.25

Preferential Rights means a right held by any third party under any of the Documents or under applicable law rule or regulation to pre-empt the transaction contemplated by this Agreement or affect its terms in any way.

1.26

UTOE Members means the members of UTOE duly registered and approved by the ANH, which on the Effective Date are Tecnicontrol S.A., Petroleum Equipment International Ltda. and Bohemia Investment S.A. Sucursal Colombia.

ARTICLE 2

ASSIGNMENT OF INTEREST

2.1	Grant

(a) On the Effective Date, Farmor hereby assigns and transfers to Farmee, and Farmee agrees to accept, a sixteen percent (16%) Participating Interest in JOA related to the the Buenavista Contract, with all accrued benefits, entitlements and rights attached thereto free and clear of any and all Liens (except Permitted Liens) and liabilities, except as provided in Section 2.1(b) and subject to the Resolutory or Subsequent Condition (“Condición Resolutoria pursuant to Section 3.4.

(b) Until the Consideration specified in Section 4 herein has been paid in full, Farmor shall retain the Entitlement (as defined in the JOA) derived from the sixteen percent (16%) Participating Interest being assigned hereunder; provided, however, that on the Closing Date, Farmor shall cease to have any claim whatsoever to such Entitlement, which shall fully vest in Farmee.

2.2	Joint Operating Agreement

Farmee agrees and acknowledges that Farmor has entered into a JOA made as of August 8, 2007 with TC Oil & Services S.A., Petroleum Equipment International Ltda., Quality Services & Investors S.A., Infinity Oil Limited and Xandoro Limited, to which terms it adheres, and accepts that any amendments to the JOA should be negotiated directly with all the parties to the JOA.

2.3	Binding Effect

Farmor and Farmee shall be bound by this Agreement as of the date hereof and shall fully perform all of their respective obligations under this Agreement.

2.4	Ownership

After the assignment contemplated under this Article 2, the Participating Interests in the JOA related to the Buenavista Contract shall be:

Buenavista Block	Participating Interest
INFINITY OIL LIMITED	50.0%
TC OIL & SERVICES S.A.	25.0%
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA	16.0%
QUALITY SERVICES AND INVESTORS, S.A.	4.5%
PETROLEUM EQUIPMENT INTERNATIONAL LTDA.	2.5%
XANDORO LIMITED	2.0%
Total	100%

2.5	Declarations and Acknowledgments

Regarding the Buenavista Contract, Farmor hereby agrees and irrevocably undertakes to file a request to the UTOE and the UTOE Members to issue to Delavaco the document attached hereto as Exhibit F before the Closing Date, and to follow-up the compliance with such request, so that Farmor obtains the required document. Farmor shall deliver the executed document to Farmee as soon as possible, upon execution of this Agreement, and in any case, no later than the Closing Date.Regarding the J-V Agreement, Farmor hereby agrees and irrevocably undertakes to file a request to the non-approved UTOE Members to issue to Delavaco the document attached hereto as Exhibit I before the Closing Date, and to follow-up the compliance with such request, so that Farmor obtains the required document. Farmor shall deliver the executed document to Farmee as soon as possible, upon execution of this Agreement, and in any case, no later than the Closing Date.

2.6	Operator’s rights and obligations

This Assignment does not include the transfer of the rights and obligations of Operator under the Buenavista Contract.

ARTICLE 3

CONDITIONS PRECEDENT

3.1	Conditions Precedent

If on or before the Closing Date, any of the following “Conditions Precedent” in favor of Farmee have not been satisfied or waived by Farmee in its sole discretion, Farmee shall have (without limitation to any rights of Farmee hereunder) the rights of termination as specified in Section 3.3 herein:

a)

Execution of JOA. The Parties and each of the parties holding interests in the rights and obligations in the Buenavista Contract shall execute a mutually acceptable amendment to the JOA in respect to the Buenavista Contract;

b)

Local Counsel Opinion. Farmee shall receive an opinion from Farmee’s Colombian counsel satisfactory to Farmee in its sole discretion, in respect to the matters and transactions contemplated herein, including that this Agreement constitutes a valid transfer of legal and beneficial rights, interests, benefits and entitlements in and to the JOA interest related to the Buenavista Contract and underlying properties free and clear of any Liens (other than Permitted Liens) and liabilities in accordance with the terms of the Buenavista Contract and applicable laws;

	c)	Board Approval Farmee’s Board of Directors, after consultation with its advisors, shall approve the matters and transactions contemplated herein;

d)

No Misrepresentation. As of each of the Effective Date and the Closing Date, each of Farmor’s (i) representation and warranties as contained herein shall be true and accurate in all material respects, and (ii) covenants shall have been satisfied in all material respects;

e)

Farmee’s Due Diligence. Farmor shall provide to Farmee and Farmee’s representatives, all material documentation (including but not limited to the Documents), and Farmee shall be satisfied with its due diligence investigations in respect of and related to the transaction subject matter of this Agreement, in a manner satisfactory to Farmee in its own discretion; and

	f)	Declarations and Acknowledgements. Executed originals of the Exhibits specified at Section 2.5 shall have been delivered to Delavaco prior to the Closing Date.

g) Farmee’s Due Diligence. Farmor shall provide to Farmee and Farmee’s representatives, all material documentation (including but not limited to the Documents), and Farmee shall be satisfied with its due diligence investigations in respect of and related to the transaction subject matter of this Agreement, in a manner satisfactory to Farmee in its own discretion; and

h) Declarations and Acknowledgements. Executed originals of the Exhibits specified at Section 2.5 shall have been delivered to Delavaco prior to the Closing Date.

3.2	Acts to be Performed:

Each party shall use its best endeavors to execute all documents and do and procure to be done all such acts and things as are reasonably within its power to ensure that as soon as is reasonably practicable after the Effective Date, (i) the Conditions Precedent are satisfied, and (ii) the assignment contemplated hereunder is approved by the ANH.

3.3	Termination

Notwithstanding any period of Force Majeure under Article 12,

(i) If the Conditions Precedent are not satisfied as determined by Farmee in its sole discretion (or waived by Farmee in its sole discretion) within the time periods specified in Section 3.1, or in the event of any material breach by Farmor hereunder, Farmee shall have the right to terminate this Agreement by giving notice to Farmor in accordance with Article 10 herein.

(ii) If Farmee does not pay the Consideration within the time period provided in Section 4.1(b), this Agreement shall immediately terminate unless otherwise mutually agreed by the Parties in writing.

In the event of termination pursuant to this Section 3.3 (i) or (ii), the proposed Assignment shall terminate, shall have no force or effect and Farmee shall have no interest or obligation whatsoever in the JOA related to the Buenavista Contract and shall be deemed to have reassigned any rights or equitable interest it may have acquired under this Agreement to Farmor from the date of termination of this Agreement.

In the event of termination pursuant to this Section 3.3(i) Farmor shall, within ten (10) calendar days of receiving such notice of termination, reimburse Farmee for the payments made by Farmee, as of the Effective Date up until the date of such notice of termination, pursuant to its obligations under the JOA (the “reimbursement obligation”). The reimbursement obligation shall be enforceable immediately and without any prior judicial or non-judicial notification or request. The Parties agree that the reimbursement obligation awards executive merit and in order to enforce its payment, it shall be sufficient to present this Agreement along with a certificate issued by Farmee stating the details of the breach on the part of the breaching party, which shall be understood as being given under oath after being signed. Enforcement of this provision shall be excluded from arbitration.

In the event of termination pursuant to this Section 3.3(ii) there will not be any reimbursement obligation.

3.4.	Resolutory or Subsequent Condition (“Condición Resolutoria”)

The parties agree that it shall be understood as a Resolutory or Subsequent Condition (“Condición Resolutoria”) if payment of 4.1 (b) has not occurred on or prior to December 31, 2008.

ARTICLE 4

CONSIDERATION

4.1	Cash Consideration

In consideration for receiving the assignment of the rights related to the Participating Interest hereunder, Farmee hereby agrees as follows:

(a) To pay to Farmor the amount of USD$200,000 (the “Initial Payment”) on or before the Effective Date, and Farmor hereby acknowledges that the Initial Payment has been paid by Farmee to Farmor; and

(b)

To pay to Farmor or its nominee the amount of USD$3,800,000 (the “Balance”), payable by Farmee on or before the date that is thirty (30) days from the date of occurrence of a Liquidity Event. If such Liquidity Event has not occurred on or before December 31, 2008, the Balance would be payable to Farmor or its nominee on or before the December 31, 2008 in the form of a certified cheque, bank draft or wire transfer of immediately available funds.

The Initial Payment and the Balance are collectively referred to as the “Consideration”.

ARTICLE 5

OBLIGATIONS UNDER CONTRACT AND JOA

5.1	Acceptance of Prior Terms

Farmee hereby ratifies, confirms and accepts the terms of the Contract (and JOA) and during the Interim Period, Farmee agrees to abide by the terms of such agreements to the extent of its Participating Interest.

ARTICLE 6

UNDERTAKING OF THE PARTIES

6.1	Farmor Obligations

As of the Effective Date, Farmor shall promptly notify Farmee and provide details upon the occurrence of:

	a)	Any written notice of default or termination received or given by Farmor with respect to the J-V Agreement, the Buenavista Contract or the JOA;

	b)	Any written notice of any pending or threatened claim, demand, action, suit, inquiry or proceeding related to the J-V Agreement, the Buenavista Contract or the JOA;

	c)	Any material damage, destruction or loss to major assets under the J-V Agreement, the Buenavista Contract or the JOA; or

d)

Any event or condition occurring or existing at any time between the Effective Date and the Closing Date that (i) would have a material adverse effect on the business, operations, financial condition or results of operations under the Buenavista Contract or the JOA, taken as a whole, or (ii) would render impossible Farmee’s right to the assignment contemplated hereunder.

6.2	Mutual Obligations

As of the Effective Date, Farmee and Farmor shall comply with each of the following undertakings:

a)	Each Party, as applicable, agrees to use commercially reasonable efforts to satisfy, in an expeditious manner, the Conditions Precedent set forth in Article 3.

b)	Each Party, as applicable, agrees to use its best efforts to have the Approval granted as soon as possible upon execution of this Agreement.

c)	The Parties shall not take any action nor fail to take any action prior to the Approval Date that would result in a breach of any of its representations and warranties under this Agreement.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

7.1 Farmor’s Representations and Warranties

Except as otherwise disclosed in the Exhibits attached hereto, Farmor makes the following representations and warranties to Farmee as of the Effective Date and repeated on the Closing Date:

A. Farmor's Rights

Farmor, directly or through the Operator, holds the rights to a sixteen percent (16%) undivided Participating Interest in a JOA related to the Contract Area, free and clear of any Liens (other than Permitted Liens) according to the terms of the Buenavista Contract and all applicable Laws. The Buenavista Contract is in full force and effect and no notice of default, termination, or breach under the Buenavista Contract has been received neither by Farmor nor, to the knowledge of Farmor, any party to the Buenavista Contract. The JOA related to the Buenavista Contract, together with applicable Laws, contains the entirety of the obligation of Farmor to the Government, and no other understanding or agreement exists between Farmor and the Government in relation to the subject matter of the Buenavista Contract except as otherwise disclosed under this Agreement. There are no Preferential Rights that have not been expressly disclosed by Farmor to Farmee and no third party consents required in relation to the execution and perfection of this Agreement and the interests assigned to Farmee.

B. Buenavista Assignment

After the Buenavista Assignment contemplated under Article 2 herein, Farmee shall have full legal and beneficial ownership free and clear of any and all Liens, other than Permitted Liens, of a sixteen percent (16%)

undivided Participating Interest of the Contract Area and in the JOA related to the Buenavista Contract.

C. Cost Estimates

Cost estimates provided to Farmee by Farmor for work to be completed under the Buenavista Contract are reasonable and were diligently given at time provided.

D. Documents

Farmor has provided Farmee with complete and correct copies of the Documents. Where Farmor has provided any translation of a Document, Farmor has done so as a courtesy to the Farmee and Farmor makes no representation or warranty as to the accuracy of the translation.

As soon as possible upon execution of this Agreement, Farmor shall deliver or cause to be delivered to Farmee complete and correct copies of the official correspondence existing between the ANH and the Operator, to the extent Farmor has such correspondence and it does not breach any laws or regulations.

E. Claims and Litigation

To the best of Farmor’s knowledge, there are no material claims, demands, actions, suits, governmental inquiries, or proceedings pending or to Farmor's knowledge threatened in connection with the Contract, the J-V Agreement, the JOA or other Documents which would have an adverse effect upon the consummation of the transactions contemplated by this Agreement.

7.2 Farmee’s Representations and Warranties

Except as otherwise disclosed in the Exhibits attached hereto, Farmee makes the following representations and warranties to Farmor as of the Effective Date and repeated on the Closing Date:

A. Acknowledgement of Farmor's Rights

Farmee, acknowledges that Farmor right subject to this Agreement, is a sixteen percent (16%) undivided Participating Interest in a JOA related to the Contract Area, and not a direct Participation Interest in the Buenavista

Contract. Farmee, acknowledges that Farmor is not a recognized party under the Buenavista Contract before the ANH.

B. Claims and Litigation

There are no material claims, demands, actions, suits, governmental inquiries, or proceedings pending, or to Farmee’s knowledge, threatened, against Farmee which would have an adverse effect upon the consummation of the transactions contemplated by this Agreement.

C. Technical Capability

Farmee has the technical capability, personnel and resources to fulfill its obligations under this Agreement.

7.3 Mutual Representations and Warranties

The Parties make the following representations and warranties to each other as of the Effective Date and repeated on the Closing Date:

A. Corporate Authority.

Each Party is duly organized and validly existing under the laws of the country where it is organized. To the extent required, each Party is qualified to conduct business in the jurisdiction as necessary to perform the Buenavista Contract. Each Party has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.

B. Payments

Neither Party nor its Affiliates have made, offered, or authorized and will not make, offer or authorize any payment, gift, promise or other advantage, in connection with the matters which are the subject to this Agreement, whether directly or indirectly through any other person or entity, to or for the use or benefit of any public official (i.e., any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization) or any political party or political party official or candidate for office, where such payment, gift or promise would violate: (a) the applicable Laws of the country of operations; (b) the laws of the country of formation of the Party or such Party's ultimate parent company (or its principal place of business); or, (c) the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed in Paris on December 17, 1997, which entered into force on February 15, 1999, and the Convention's Commentaries.

C. Other Representations and Warranties

Except as otherwise disclosed, the execution, delivery, and performance of this Agreement by each Party, the consummation of the transactions contemplated hereby, and the compliance with the provisions hereof will not, to the best of each Party's knowledge and belief:

(a)	violate any applicable Laws/Regulations, judgment, decree or award;

(b)	contravene the organization documents of a Party; or

(c)	Result in a violation of a term or provision, or constitute a default or accelerate the performance of an obligation under any contract or agreement executed by a Party hereto.

All representations and warranties given under this Article 7 shall, for the Buenavista Contractual term set forth herein, be deemed repeated and valid, true and correct as of the Approval Date, and each Party agrees to inform the other Party of any material changes to the facts in the representations and warranties prior to the Approval Date or the execution of the Assignment, whichever is later.

7.4	Disclaimer of Other Representations and Warranties

Except for the representations and warranties provided in this article, Farmor and Farmee make no, and disclaim any, warranty or representation of any kind, either express, implied, statutory, or otherwise, including, without limitation, the accuracy or completeness of any data, reports, records, projections, information, or materials now, heretofore, or hereafter furnished or made available to Farmee in connection with this agreement.

ARTICLE 8

TAX

8.1 Tax Obligations

Each Party shall be responsible for reporting and discharging its own tax measured by the profit or income of the Party and the satisfaction of such Party’s share of all contract obligations under the Buenavista Contract and under this Agreement. Each Party shall protect, defend and indemnify each other Party from any and all loss, cost or liability arising from the indemnifying Party’s failure to report and discharge such taxes or satisfy such obligations. The Parties intend that all income and all tax benefits (including deductions, depreciation, credits and capitalization) with respect to the expenditures made by the Parties hereunder will be allocated by the Government tax authorities to the Parties based on the share of each tax item actually received or borne by each Party. If such allocation is not accomplished due to the application of the Laws / Regulations or other Government action, the Parties shall attempt to adopt mutually agreeable arrangements that will allow the Parties to achieve the financial results intended. Operator shall provide each Party, in a timely manner and at such Party’s sole expense, with such information with respect to Joint Operations as such Party may reasonably request for preparation of its tax returns or responding to any audit or other tax proceeding.

8.2 Joint Levy

If interpretation or enforcement of the Buenavista Contract by the Government imposes joint and several liability on the Parties for any levy, charge or tax, the Parties agree to cross indemnify each other to the extent that such levy, charge or tax is owed by one Party individually.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidentiality

Except as otherwise provided in the Buenavista Contract and the JOA, each Party agrees that all information disclosed under this Agreement, except information in the public domain or lawfully in possession of a Party prior to the Closing Date, shall be considered confidential and shall not be disclosed to any other person or entity without the prior written consent of the Party which owns such confidential information. This obligation of confidentiality shall remain in force during the term of the Buenavista Contract and for a period of three (3) years thereafter. Notwithstanding the foregoing, confidential information may be disclosed without consent and without violating the obligations contained in this Article in the following circumstances:

a)	to an Affiliate provided the Affiliate is bound to the provisions of this Article 9 and the Party disclosing is responsible for the violation of an Affiliate;

b)	to a governmental agency or other entity when required by the Buenavista Contract;

c)

to the extent such information is required to be furnished in compliance with the applicable Laws/Regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

d)

to attorneys engaged, or proposed to be engaged, by any Party where disclosure of such information is essential to such attorneys' work for such Party and such attorneys are bound by an obligation of confidentiality;

e)	to contractors and consultants engaged, or proposed to be engaged, by any Party where disclosure of such information is essential to such contractor’s or consultant’s work for such Party;

f)

to a bona fide prospective transferee of a Party’s Participating Interest, or portion thereof, to the extent appropriate in order to allow the assessment of such Participating Interest (including an entity with whom a Party and/or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

g)	to a bank or other financial institution to the extent appropriate to a Party arranging for funding;

h)

to the extent such information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates; provided that such Party shall comply with the requirements of Section 14.10 hereunder;

i)

to its respective employees, subject to each Party taking sufficient precautions to ensure such information is kept confidential; to the extent any information which, through no fault of a Party, becomes a part of the public domain; and

j)	to the other parties to the Buenavista Contract and JOA and the Government solely to the extent as may be required to satisfy the Conditions Precedent.

9.2 Disclosure

Disclosure as pursuant to Sections 9.1(e), (f) and (g) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the information strictly confidential for at least as long as the period set out above and to use the information for the sole purpose described in Sections 9.1(e), (f) and (g), whichever is applicable, with respect to the disclosing Party.

ARTICLE 10

NOTICES

All notices authorized or required between the Parties by any of the provisions of this Agreement shall be in writing (in English) and delivered in person or by courier service or by any electronic means of transmitting written communications which provides written confirmation of complete transmission, and properly addressed to the other Party. Verbal communication does not constitute notice for purposes of this Agreement, and e-mail addresses and telephone numbers for the Parties are listed below as a matter of convenience only. A notice given under any provision of this Agreement shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. “Received” for purposes of this Article shall mean actual delivery of the notice to the address of the Party specified hereunder.

Name: PETROSOUTH ENERGY CORPORATION SUCURSAL COLOMBIA
Address: Carrera 7 No 73 - 55, Piso 7, Bogotá Colombia
Attention: FELIPE PIMIENTA BARRIOS
Facsimile: +57.1. 6293642

Name: DELAVACO ENERGY COLOMBIA INC SUCURSAL COLOMBIA
Address: Cale 113 No 7  21, Torre A, Of. 1203, Bogotá Colombia
Attention: ANDREW DEFRANCESCO

c.c.	Gabriela Mancero, Cavelier Abogados Carrera 4 No. 72-35, Bogotá, Colombia Fax: +57.1.2118650

ARTICLE 11

LAW AND DISPUTE RESOLUTION

11.1 Governing Law

The substantive law of Colombia, exclusive of any conflicts of laws principles that could require the application of any other law, shall govern this Agreement for all purposes, including the resolution of disputes between or among Parties.

11.2 Dispute Resolution

The Parties shall first attempt to resolve any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof through friendly consultations. If the dispute is not resolved in this manner within thirty (30) days after commencement of discussions, then either Party may submit the dispute to final and binding arbitration. The tribunal shall be formed by three (3) arbitrators, all chosen by the mutual agreement of the Parties. The arbitrators should be duly licensed to practice law in Colombia with more than five (5) years experience in the oil & gas industry, and fully bilingual in the English and Spanish languages. If no agreement is reached within one (1) month counted as from the date on which any of the Parties expresses its intention to submit the dispute to arbitration, then arbitrators shall be appointed by drawing lots from the list of arbitrators of the Arbitration Centre of Bogotá Chamber of Commerce Bogotá. The venue shall be the city of Bogotá. The language of the arbitration procedure shall be the Spanish language. The arbitral award shall be final and binding upon de Parties and the parties agree to be bound thereby and to act accordingly. The costs of arbitration and the costs of enforcing the arbitral award (including witness expenses and attorneys' fees) shall be borne by the losing Party, unless otherwise determined by the arbitral award. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the parties shall continue to exercise their remaining respective rights and fulfill their remaining obligations under this Agreement to the extent possible under the circumstances.

ARTICLE 12

FORCE MAJEURE

If as a result of Force Majeure, any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due, then the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused and for such reasonable period thereafter as may be necessary for the Party to put itself in the same position that it occupied prior to the Force Majeure, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force

Majeure within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of the Force Majeure and also estimate the period of time, which the Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in a commercially reasonable manner but shall not be obligated to settle any labor dispute except on terms acceptable to it. All such disputes shall be handled within the sole discretion of the affected Party. For the purposes of this Agreement, “Force Majeure” shall have the same meaning as is set out in the Buenavista Contract.

ARTICLE 13

DEFAULT

13.1 Notice of Default

Where a Party is in default of any provisions of this Agreement the non-defaulting Party will give notice of default to the defaulting Party in accordance with Article 10. The defaulting Party will have thirty (30) days to remedy the default. If after thirty (30) days the default has not been remedied, the non-defaulting Party shall have the right to terminate the Agreement in accordance with Article 3.3.

13.2 Default

Except as otherwise agreed, if Farmee fails to pay the Consideration under Article 4 of this Agreement by the applicable dates, Farmee shall be in default. In such event, Farmor would retain the right to receive any and all revenues derived from production from the Buenavista Contract. On the date such Consideration is paid in full, Farmor would cease to have any rights, benefits or entitlements whatsoever in respect of the Buenavista Contract, and all rights, benefits or entitlements acquired pursuant to the assignment of Participating Interest would fully vest in Farmee.

ARTICLE 14

ASSIGNMENT

14.1 Assignment

Farmee may enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, business combination, merger, transfer, or otherwise) whereby any portion, all or substantially all of its undertaking, property, assets or capital stock would become the property of, or beneficially owned by any other person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom (such amalgamated corporation, the Successor Corporation) provided that: (i) the Farmee is not in default or no default would result therefrom; (ii) the Successor Corporation will continue to be liable for the obligations of the Farmee under this Agreement, the Buenavista Contract and the JOA.

ARTICLE 15

GENERAL PROVISIONS

15.1 Relationship of Parties

The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership association or (except as explicitly provided in this Agreement) a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

15.2 Further Assurances

Each of the Parties shall do all such acts and execute and deliver all such documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

15.3 Waiver

No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party whether of a like or of a different character. Except as expressly provided in this Agreement, no Party shall be deemed to have waived, released or modified any of its right under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

15.4 Joint Preparation

Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

15.5 Severance of Invalid Provisions

If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

15.6 Modifications

There shall be no modification of this Agreement except by written consent of all Parties.

15.7 Priority of Agreement

In the event of any conflict between the provisions of the main body of this Agreement and its Exhibits, the provisions of the main body of the Agreement shall prevail. In the event of any conflict between this Agreement and the JOA, this Agreement shall prevail. In the event of any conflict between this Agreement and the Buenavista Contract, this Agreement shall prevail unless such would be in violation of the Laws of Colombia or the terms of the Buenavista Contract.

15.8 Interpretation

a.

Headings. The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any particular Article.

b.	Singular and Plural. Reference to the singular includes a reference to the plural and vice versa.

c.	Gender. Reference to any gender includes a reference to all other genders.

d.	Article. Unless otherwise provided, reference to any Article, Section or an Exhibit means an Article or Exhibit of the Agreement.

e.	Include. "include" and "including" shall mean to be inclusive without limiting the generality of the description preceding such term and are used in an illustrative sense and not a limiting sense.

15.9 Counterpart Execution

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original Agreement for all purposes; provided that no Party shall be bound to this Agreement unless and until all Parties have executed a counterpart. For purposes of assembling all counterparts into one document, Farmor is authorized to detach the signature page from one or more counterparts and, after signature thereof by the respective Party, attach each signed signature page to a counterpart.

15.10 Public Announcements

No public announcement or statement regarding the terms or existence or this Agreement shall be made without prior written consent of all Parties; provided that, notwithstanding any failure to obtain such approval, no Party shall be prohibited from issuing or making any such public announcement or statement to the extent it is necessary to do so in order to comply with the applicable laws, rules or regulations of any government, legal proceedings or stock exchange having jurisdiction over such Party or its affiliates, however, any such required public announcement shall include only that portion information which the disclosing Party is advised by written opinion of counsel (including in-house counsel) is legally required. Such opinion shall be delivered to the other Party prior to any such public announcement unless such delivery is waived by the non-disclosing Party.

15.11 Entirety

With respect to the subject matter contained herein, this Agreement (i) is the entire agreement of the Parties; and (ii) supersedes all prior understandings, agreements and negotiations of the Parties.

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     IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date set out in the first sentence of this Agreement.

Farmor

/s/ Felipe Pimienta Barrios
PETROSOUTH ENERGY CORPORATION SUCURSAL COLOMBIA
Felipe Pimienta Barrios
Authorized Office

Farmee

/s/ Andrew Defrancesco
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA
Andrew Defrancesco
Authorized Officer

OVR/OVR/ID-128416/WPC16423

EXHIBITS

Exhibit A	-	Farmor’s certificate of legal existence and representation
Exhibit B	-	Farmee’s certificate of legal existence and representation
Exhibit C	-	Buenavista Contract
Exhibit D	-	Joint Operating Agreement
Exhibit E	-	Assignment
Exhibit F	-	Document to be issued by UTOE Members
Exhibit G	-	Outstanding Due Diligence Documents
Exhibit H	-	J-V Agreement
Exhibit I	-	Document to be issued by non-approved members of the UTOE

EXHIBIT F.1
DOCUMENT TO BE ISSUED BY THE OPERATOR OF THE BUENAVISTA CONTRACT

[INSERT DATE]

MR.
ANDREW DEFRANCESCO
AUTHORIZED OFFICER
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA
BOGOTÁ

Re: Assignment of Participating Interests under the Buenavista Contract

Dear Mr. DeFrancesco,

I, __________, acting in my capacity as Legal Representative of Tecnicontrol S.A., a company organized and existing under the laws of the Republic of Colombia, as evidenced in the legal existence and representation certificate issued by the Chamber of Commerce of Bogotá and attached hereto (“Tecnicontrol”) do hereby

DECLARE

1. That Tecnicontrol is a member of UTOE, and the authorized operator of the Buenavista Contract and is in good standing before the ANH.

2. That Tecnicontrol acknowledges that DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA is the legal assignee of sixteen percent (16%) Participating Interest in the Buenavista Contract (“the Assignee”).

3. That Tecnicontrol, acting in its capacity as Operator under the Buenavista Contract undertakes and agrees in an irrevocable manner (i) to execute the Assignment required under Colombian law for Assignee to be approved as such by the ANH; (ii) to make its best efforts to obtain such Approval including but not limited to provide any information or document, to sign and deliver any required document or certificate; and in general, to fully cooperate with the Assignee and the ANH in order to obtain Approval of the Assignee.

Given this [DAY] ([DAY]th) day of [MONTH] two thousand and eight (2008).

_____________________________________
Tecnicontrol S.A.
Name:
C.C.
Position: Legal Representative

EXHIBIT F.2
DOCUMENT TO BE ISSUED BY UTOE MEMBER

[INSERT DATE]

MR.
ANDREW DEFRANCESCO
AUTHORIZED OFFICER
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA
BOGOTÁ

Re: Assignment of Participating Interests under the Buenavista Contract

Dear Mr. DeFrancesco,

I, Omar Leal Quiroz, acting in my capacity as Legal Representative of PETROLEUM EQUIPMENT INTERNATIONAL LTDA., a company organized and existing under the laws of the Republic of Colombia, as evidenced in the legal existence and representation certificate issued by the Chamber of Commerce of Bogotá and attached hereto (“PEI”) do hereby

DECLARE

1. That PEI is a member of UTOE, and is in good standing before the ANH.

2. That PETROLEUM EQUIPMENT INTERNATIONAL LTDA. acknowledges that DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA is the legal assignee of sixteen percent (16%) Participating Interest in the Buenavista Contract (“the Assignee”).

3. That PEI, acting in its capacity as UTOE Member under the Buenavista Contract undertakes and agrees in an irrevocable manner (i) to execute the Assignment required under Colombian law for Assignee to be approved as such by the ANH; (ii) to make its best efforts to obtain such Approval including but not limited to provide any information or document, to sign and deliver any required document or certificate; and in general, to fully cooperate with the Assignee and the ANH in order to obtain Approval of the Assignee.

Given this [DAY] ([DAY]th) day of [MONTH] two thousand and eight (2008).

_____________________________________
PETROLEUM EQUIPMENT INTERNATIONAL LTDA.
Name: Omar Leal Quiroz
C.C. 91.241.011
Position: Legal Representative

EXHIBIT F.3
DOCUMENT TO BE ISSUED BY UTOE MEMBER

[INSERT DATE]

MR.
ANDREW DEFRANCESCO
AUTHORIZED OFFICER
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA
BOGOTÁ

Re: Assignment of Participating Interests under the Buenavista Contract

Dear Mr. DeFrancesco,

I, __________________________________________, acting in my capacity as authorized officer of Bohemia Investment S.A. Sucursal Colombia, an establishment organized and existing under the laws of the Republic of Colombia, as evidenced in the legal existence and representation certificate issued by the Chamber of Commerce of Bogotá and attached hereto (“Bohemia”) do hereby

DECLARE

1. That Bohemia is a Member of UTOE, and is in good standing before the ANH.

2. That Bohemia acknowledges that DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA is the legal assignee of sixteen percent (16%) Participating Interest in the Buenavista Contract (“the Assignee”).

3. That Bohemia, acting in its capacity as Operator under the Buenavista Contract undertakes and agrees in an irrevocable manner (i) to execute the Assignment required under Colombian law for Assignee to be approved as such by the ANH; (ii) to make its best efforts to obtain such Approval including but not limited to provide any information or document, to sign and deliver any required document or certificate; and in general, to fully cooperate with the Assignee and the ANH in order to obtain Approval of the Assignee.

Given this [DAY] ([DAY]th) day of [MONTH] two thousand and eight (2008).

_____________________________________
Bohemia Investment S.A. Sucursal Colombia
Name:
C.C.
Position: Authorized Oficer

OVR/OVR/ID-130565WPC16423

EXHIBIT G
OUTSTANDING DUE DILIGENCE DOCUMENTS

The following documents are necessary to complete Farmee’s remaining due diligence in respect of the transactions and matters contemplated hereunder (the “Outstanding Due Diligence Documents”):

1.	Status of E&P Contract

	1.1.	Documents evidencing the current compliance status with the ANH;

	1.2.	Any correspondence with the ANH regarding defaults, administrative proceedings and requests regarding compliance with the Contract;

	1.3.	Any amendment or extension granted to the E&P contract with ANH;

	1.4.	Any servitude or right of way agreements entered into, in order to conduct exploration activities;

2.	Participating Interests

	2.1.	Any amendment to existing assignment agreements or similar arrangements;

	2.2.	Any claim, litigation, existing or threatened, from existing or former partners to the Block regarding their participation

3.	Environmental

	3.1.	Copy of the environmental insurance policy, if available.

	3.2.	Copy of the environmental licenses issued in favor of the operators, if applicable.

3.3.

Listing and copies of all environmental permits issued. We mention the following for your information: (i) dumping, (ii) authorization to use deep wells; (iii) water concessions; (iv) forest exploitation; (v) registration as used oil generator; (vi) registration as hazardous waste generator; (vii) information concerning the Department of Environmental Management.

	3.4.	Copy of the correspondence exchanged with environmental authorities during the last 3 years.

	3.5.	Copies of agreements entered with third parties for managing and exploitation of natural resources (if available), or for solid or liquid waste disposal (if available).

	3.6.	Copies of operators’ environmental policies, if available.

	3.7.	Stating whether the operator is ISO 14000 certified. If so, certificates should be enclosed.

3.8.

Copies of all documents describing, identifying and regulating the customary handling and final disposal procedure of industrial waste (liquid and solid). A statement should be made as to whether hazardous wastes are produced (irritating odors, noise, etc.).

	3.9.	Certification of fulfillment of obligations imposed on the company in the performance of permits, licenses or other actions from the environmental authorities.

	3.10.	Proof of payment of contributions such as compensatory and/or retributive fees (if applicable).

	3.11.	Copies of all administrative investigations and eventual sanctioning resolutions, if necessary, relating to the aforesaid matters.

	3.12.	Report of fines or administrative sanctions imposed by environmental, or competent control authorities in connection with the aforesaid matters. If copies of the same are available.

	3.13.	Copies of all processes, judicial claims, group actions or Writ of Mandamus and the eventual sanctioning rulings against the company, if applicable, in connection with the aforesaid matters.

	3.14.	Any documents relating to or containing relevant environmental issues (incidents/emergencies), including monitoring reports, work-related accidents or diseases, spills, fires and other emergencies.

	3.15.	Documents proving compliance of the requirements for management and production of hazardous wastes, pursuant to Decree 4741 of 2005.

	3.16.	Copy of the documents certifying the existence or otherwise of indigenous or black communities within the areas of the oil fields.

4.	JOA

	4.1.	Cost estimates for work commitments

	4.2.	Reports evidencing income from partners and expenses incurred

	4.3.	Current balance of the JOA joint account

5.	Any other document or information that may be relevant regarding the Buenavista Contract, the JOA or any Document.

Farmee’s Colombian counsel, on behalf of Farmee, hereby confirms to Farmor that it has received the Outstanding Due Diligence Documents this _____day of _________________, 2008.

CAVELIER ABOGADOS

EXHIBIT I
STATEMENT BY NON-APPROVED MEMBERS OF THE UTOE

[INSERT DATE]

MR.
ANDREW DEFRANCESCO
AUTHORIZED OFFICER
DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA
BOGOTÁ

Re: Assignment of Participating Interests under the J-V Agreement

Dear Mr. DeFrancesco,

We, the undersigned authorized officers of the entities that are current members of the Uni? Temporal Omega Energy (UTOE), do hereby

DECLARE

1.	That we are private members of the UTOE not officially approved as such by the ANH.

2.	That we acknowledge that DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA is the legal assignee of sixteen percent (16%) Participating Interest in the Buenavista Contract (“the Assignee”).

3.	That we accept the above-mentioned assignment and recognize DELAVACO ENERGY COLOMBIA INC. SUCURSAL COLOMBIA as a member of the UTOE.

Given this [DAY] ([DAY]th) day of [MONTH] two thousand and eight (2008).

_____________________________________
INFINITY OIL LIMITED
Name:
C.C.

Position: Authorized Oficer

_____________________________________
TC OIL & SERVICES S.A.
Name:
C.C.
Position: Authorized Oficer

_____________________________________
QUALITY SERVICES AND INVESTORS, S.A.
Name:
C.C.
Position: Authorized Oficer

_____________________________________
XANDORO LIMITED
Name:
C.C.
Position: Authorized Oficer